Exhibit 99.1
Investor / Media contact:
Tony Schulte
513.397.9540
tony.schulte@cinbell.com
Cincinnati Bell Announces Improved Performance
for Fourth Quarter and Full Year 2005
Wireless and DSL subscriber momentum continues; growth in data and technology products and services lead to strong revenue and cash flow performance
CINCINNATI – February 10, 2006 – Cincinnati Bell Inc. (NYSE:CBB) announced today that for the fourth quarter it recorded strong wireless and DSL subscriber growth, improved access line performance and solid operational results.
     Quarterly revenue of $305 million was up $5 million from the fourth quarter of 2004. Net income was $13 million or 4 cents per share. Excluding the impact of a restructuring charge and a non-cash impairment charge, net income was $20 million or 7 cents per share. The impairment reduces the net book value of Cincinnati Bell’s legacy TDMA wireless network to its fair market value of less than $1 million and is the result of continuing successful migration of customers to its GSM network.
     “The past twelve months have been a period of dramatic transformation for Cincinnati Bell,” said Jack Cassidy, president and chief executive officer. “We succeeded in strengthening our balance sheet by completing a major debt refinancing. We defended and strengthened our core access line business with continued success in bundling. Furthermore, we delivered the best wireless network and broadband value in Cincinnati and built subscriber momentum that we expect to continue in 2006.”
     For the year ended December 31, 2005, Cincinnati Bell recorded revenue of $1.2 billion, up $3 million from 2004. Previously reported special items, which are included in the attached financial information, totaled $125 million and reduced net income to a net loss for the year of $65 million or 30 cents per share. Net income excluding the impact of these special items was $61 million or 20 cents per share.
Performance Highlights
•	Growing wireless subscriber momentum resulted in quarterly net postpaid additions of 15,000, the best performance since the fourth quarter of 2001. Net prepaid additions in the quarter totaled 9,000, more than double the fourth quarter of 2004. Consistently better wireless network quality resulted in continued improvement in postpaid churn to 1.8 percent, the fifth consecutive quarter of improvement. Subscriber migration to the GSM network continued with less than 10 percent of total subscriber minutes of use now occurring on the TDMA network.
•	Capping off a year of continued growth, quarterly DSL net additions were 9,000, a fourth quarter record and an increase of 13 percent from the same time a year ago. Year-end DSL subscribers totaled 163,000, representing a gain of 24 percent over the prior year. DSL penetration of in-territory primary consumer access lines reached 26 percent, up from 19 percent a year ago. Total in-territory access line DSL penetration increased 4 percentage points to 18 percent. Cincinnati Bell continues to have the highest DSL penetration among publicly traded local exchange carriers.

•	Reflecting its bundling success, the company’s “Super Bundle” subscriber base surpassed 150,000, an increase of 22 percent from a year ago and a 26 percent penetration of in-territory households.

•	The extinguishment of Cincinnati Bell’s 16 percent Notes improved free cash flow [1] by $9 million and reduced interest expense by $16 million in 2005.

•	Cincinnati Bell met or exceeded its 2005 financial guidance:

Category	2005 Actual Results	2005 Guidance
Revenue	$1.2 billion; essentially unchanged from 2004	Low single-digit percent decline
Adjusted EBITDA[2]	$476 million	$470 million to $480 million
Free Cash Flow	$152 million	Approximately $145 million
Capital Expenditures	$143 million; 12% of revenue	Approximately 12% of revenue

Financial and Operations Review
     “The year’s performance reflects continued strong cash flow, which enables us to both invest in new customer growth and reduce our outstanding debt,” said Brian Ross, chief financial officer. “Cost savings associated with transforming the company’s cost structure and stronger contributions from our long distance, data center, and DSL operations helped offset the impact of lower local voice and wireless revenue.”
     Cincinnati Bell recorded improved revenue and adjusted EBITDA in the fourth quarter. Revenue totaled $305 million, up $5 million from the fourth quarter of 2004. Quarterly adjusted EBITDA was $117 million, up $3 million on a sequential basis and down $1 million from a year ago. In the quarter, the company benefited from the reversal of a $7 million operating tax reserve.

     For the year, total revenue of $1.2 billion exceeded company guidance and represented an increase of 3 percent from 2004 after adjusting for revenue associated with assets sold in 2004 and the impact of reduced wireless roaming revenue due to the merger of AT&T Wireless and Cingular. Adjusted EBITDA of $476 million in 2005 is down $22 million from 2004. The decline roughly equals the $20 million increase in non-cash post-retirement medical and pension expenses.
     Quarterly free cash flow increased 18 percent from a year ago to $61 million and free cash flow for the year of $152 million was approximately unchanged from 2004 after normalizing for refinancing activities. Capital expenditures in 2005 totaled $143 million, or 12 percent of revenue, in line with company guidance.
Local Communications Services
     Quarterly access line performance of Cincinnati Bell Telephone (CBT) improved sequentially as in-territory access line decline slowed. A loss of 9,000 in-territory lines in the fourth quarter compared favorably to the loss of 12,000 lines in the third quarter of 2005. Wireless substitution continued to be the primary driver of in-territory access line decline. Out-of-territory operations expanded to 38,000 lines, up 25 percent from the end of 2004.
     The Local segment produced fourth quarter revenue of $189 million, an increase of 1 percent from the third quarter. Adjusted EBITDA was $97 million, up $2 million from the third quarter. Revenue for the year was $756 million as higher data revenue partially offset lower voice revenue. Adjusted EBITDA of $386 million for the year was approximately even with 2004 after adjusting for a $20 million increase in non-cash post-retirement medical and pension expenses.
Wireless Services
     Cincinnati Bell Wireless accelerated its subscriber growth momentum by increasing its postpaid subscribers by 15,000, the best performance since the fourth quarter of 2001. Fourth quarter postpaid gross activations were 31,000, up 33 percent on a sequential basis. In addition, superior network quality led to improved postpaid churn of 1.8 percent versus 2.8 percent in the fourth quarter of 2004. Prepaid gross activations were up 36 percent on a sequential basis driven by broad market acceptance of new rate plans. Net prepaid additions of 9,000 were more than double the fourth quarter of 2004.

     The Wireless segment generated quarterly revenue of $58 million, equal to the third quarter of 2005. Adjusted EBITDA for the quarter was $6 million. The segment produced revenue of $238 million in 2005 compared to $262 million a year ago as growth in equipment and data revenue partially offset lower subscriber voice revenue and a reduction in roaming revenue related to the merger of AT&T and Cingular. Adjusted EBITDA for the year was $52 million, down $20 million from 2004 due to lower ARPU (Average Revenue per User) levels and increased customer acquisition expense, which includes handset costs associated with migrations to the GSM network.
Hardware and Managed Services
     Cincinnati Bell’s Hardware and Managed Services segment includes data center operations, information technology consulting and related equipment sales. For the fourth quarter, revenue of $47 million was up $14 million from a year ago. Revenue for the full year increased to $173 million reflecting higher levels of equipment sales and managed services revenue coming from expanded data center operations. Quarterly adjusted EBITDA was $5 million, up 21 percent compared to the fourth quarter of 2004. Full-year adjusted EBITDA was $16 million, up 18 percent from 2004.
Other Communications Services
     Cincinnati Bell’s long distance operations, included in the Other Communications Services segment, continued to increase its market share as measured by the number of CBT lines for which a long distance carrier was selected. At the end of 2005, market share was 80 percent in the consumer market and 52 percent in the business market, improvements of 5 points and 4 points, respectively, compared to the same time a year ago.
     The segment produced revenue of $19 million and adjusted EBITDA of $7 million in the fourth quarter. For the year, revenue was $78 million, up $6 million when excluding $7 million in revenue associated with assets sold in 2004. Increased contributions from new long distance business products partially offset a decline in payphone and other revenue due to the sale of low-margin assets. For the year, adjusted EBITDA increased $9 million to $28 million as a result of the previously mentioned revenue growth and the benefit of an improved cost structure in long distance operations.

2006 Guidance
Cincinnati Bell is providing the following guidance for 2006:

Category	Guidance
Revenue	Approx. flat at $1.2 billion
Adjusted EBITDA	Approx. $460 million
Capital Expenditures	Approx. 12% of revenue
Free Cash Flow	Approx. flat at $152 million*

*	Excludes the company’s 2006 first quarter $83 million purchase of the 20% minority stake of Cincinnati Bell Wireless currently owned by Cingular.
Conference Call/Webcast
     Cincinnati Bell will host a conference call today at 10:00 a.m. (EST) to discuss its results for the fourth quarter and full year 2005. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 866.278.7926. International callers may dial 678.460.1872. A taped replay call will be available one hour after the conclusion of the teleconference until 5:00 p.m. (EST) on February 24, 2006. For U.S. callers, the replay will be available at 888.284.7564. For international callers, the replay will be available at 904.596.3174. The replay reference number is 183491. An archived version of the webcast will also be available at www.cincinnatibell.com.
Safe Harbor Note
Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; adjustments resulting from year-end audit procedures; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of February 10, 2006. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures
This press release contains information about free cash flow, net debt, adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) and net income excluding certain charges. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net debt, free cash flow, adjusted EBITDA, and net income excluding certain charges to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.
1Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, less changes in issuance and repayment of long-term debt and credit facilities in financing activities and less proceeds from the sale of discontinued operations and assets in investing activities. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies.
2Adjusted EBITDA provides a useful measure of operational performance. The company defines adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with Adjusted EBITDA as defined by other companies.
About Cincinnati Bell Inc.
Cincinnati Bell Inc. (NYSE:CBB) is parent to one of the nation’s most-respected and best-performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. With headquarters in Cincinnati, Ohio, Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. For more information, visit www.cincinnatibell.com.
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Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(dollars in millions, except per share amounts)

	Three Months			Twelve Months
	Ended December 31,		%	Ended December 31,		%
	2005	2004	Change	2005	2004	Change
Revenue	$305.3	$299.8	2%	$1,209.6	$1,207.1	0%

Costs and expenses
Cost of services and products	138.8	120.0	16%	512.3	481.4	6%
Selling, general and administrative	49.7	62.0	(20%)	221.0	227.6	(3%)
Depreciation and amortization	41.5	45.0	(8%)	174.7	187.7	(7%)
Restructuring charges	1.1	11.4	(90%)	1.1	11.6	(91%)
Asset impairments and other charges	18.6	1.7	n/m	41.7	3.2	n/m
Gain on sale of broadband assets	—	(3.7)	n/m	—	(3.7)	n/m

Operating income	55.6	63.4	(12%)	258.8	299.3	(14%)

Minority interest income	(5.2)	(2.0)	160%	(11.0)	(0.5)	n/m
Interest expense	37.3	51.3	(27%)	184.4	203.3	(9%)
Loss on extinguishment of debt	—	—	n/m	99.8	—	n/m
Other income, net	(2.7)	(3.2)	(16%)	(4.2)	(3.8)	11%

Income (loss) before income taxes	26.2	17.3	51%	(10.2)	100.3	(110%)
Income tax expense (benefit)	13.6	(3.6)	n/m	54.3	36.1	50%

Net income (loss)	12.6	20.9	(40%)	(64.5)	64.2	n/m

Preferred stock dividends	2.6	2.6	0%	10.4	10.4	0%

Net income (loss) applicable to common shareowners	$10.0	$18.3	(45%)	$(74.9)	$53.8	n/m

Basic earnings (loss) per common share	$0.04	$0.07		$(0.30)	$0.22

Diluted earnings (loss) per common share	$0.04	$0.07		$(0.30)	$0.21

Weighted average common shares outstanding (millions)
- Basic	246.2	245.2		245.9	245.1
- Diluted	250.8	248.6		245.9	250.5

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(dollars in millions)

	Three Months			Twelve Months
	Ended December 31,		%	Ended December 31,		%
	2005	2004	Change	2005	2004	Change
Local
Revenue
Voice	$122.5	$128.3	(5%)	$500.4	$519.8	(4%)
Data	56.9	52.2	9%	219.2	203.9	8%
Other	9.1	10.3	(12%)	36.0	38.0	(5%)

Total revenue	188.5	190.8	(1%)	755.6	761.7	(1%)

Operating costs and expenses:
Cost of services and products	61.1	54.8	11%	236.1	220.2	7%
Selling, general and administrative	30.7	34.9	(12%)	133.7	134.8	(1%)
Depreciation	27.1	27.6	(2%)	108.2	117.2	(8%)
Restructuring	1.5	10.2	(85%)	1.5	10.4	(86%)

Total operating costs and expenses	120.4	127.5	(6%)	479.5	482.6	(1%)

Operating income	$68.1	$63.3	8%	$276.1	$279.1	(1%)

Wireless
Revenue
Service	$51.5	$57.2	(10%)	$214.8	$242.0	(11%)
Equipment	6.3	7.1	(11%)	22.7	19.7	15%

Total revenue	57.8	64.3	(10%)	237.5	261.7	(9%)

Operating costs and expenses:
Cost of services and products	37.1	37.5	(1%)	129.3	133.2	(3%)
Selling, general and administrative	14.9	17.7	(16%)	56.1	56.5	(1%)
Depreciation	13.1	14.4	(9%)	61.5	58.3	5%
Amortization	—	2.0	n/m	—	9.1	n/m
Restructuring	—	0.1	n/m	—	0.1	n/m
Asset impairments and other charges	18.6	1.8	n/m	42.3	5.9	n/m

Total operating costs and expenses	83.7	73.5	14%	289.2	263.1	10%

Operating loss	$(25.9)	$(9.2)	182%	$(51.7)	$(1.4)	n/m

Hardware & Managed Services
Revenue
Hardware	$29.8	$17.1	74%	$106.6	$74.0	44%
Managed services	17.7	16.6	7%	66.1	60.7	9%

Total revenue	47.5	33.7	41%	172.7	134.7	28%

Operating costs and expenses:
Cost of services and products	38.4	25.5	51%	139.5	104.7	33%
Selling, general and administrative	4.4	4.4	0%	17.4	16.7	4%
Depreciation	0.6	0.5	20%	2.3	1.1	109%
Restructuring	0.1	0.6	(83%)	0.1	0.6	(83%)
Asset impairments and other charges (credits)	0.1	—	n/m	—	(1.1)	n/m

Total operating costs and expenses	43.6	31.0	41%	159.3	122.0	31%

Operating income	$3.9	$2.7	44%	$13.4	$12.7	6%

Other
Revenue	$19.4	$20.0	(3%)	$77.7	$78.6	(1%)

Operating costs and expenses:
Cost of services and products	8.2	9.1	(10%)	33.4	44.5	(25%)
Selling, general and administrative	4.1	4.2	(2%)	15.8	14.3	10%
Depreciation	0.5	0.5	0%	1.9	1.7	12%
Restructuring	—	0.2	n/m	—	0.2	n/m
Asset impairments and other charges (credits)	—	(0.1)	n/m	—	(0.1)	n/m

Total operating costs and expenses	12.8	13.9	(8%)	51.1	60.6	(16%)

Operating income	$6.6	$6.1	8%	$26.6	$18.0	48%

Cincinnati Bell Inc.
Segment Information
(Unaudited)

(dollars in millions)

	Three Months			Twelve Months
	Ended December 31,		%	Ended December 31,		%
	2005	2004	Change	2005	2004	Change
Revenue
Local	$188.5	$190.8	(1%)	$755.6	$761.7	(1%)
Wireless	57.8	64.3	(10%)	237.5	261.7	(9%)
Hardware & Managed Services	47.5	33.7	41%	172.7	134.7	28%
Other	19.4	20.0	(3%)	77.7	78.6	(1%)
Broadband	—	—	n/m	—	—	n/m
Corporate and eliminations	(7.9)	(9.0)	(12%)	(33.9)	(29.6)	14%

Total revenue	$305.3	$299.8	2%	$1,209.6	$1,207.1	0%

Cost of Services and Products
Local	$61.1	$54.8	11%	$236.1	$220.2	7%
Wireless	37.1	37.5	(1%)	129.3	133.2	(3%)
Hardware & Managed Services	38.4	25.5	51%	139.5	104.7	33%
Other	8.2	9.1	(10%)	33.4	44.5	(25%)
Broadband	—	—	n/m	—	—	n/m
Corporate and eliminations	(6.0)	(6.9)	(13%)	(26.0)	(21.2)	23%

Total cost of services and products	$138.8	$120.0	16%	$512.3	$481.4	6%

Selling, General & Administrative
Local	$30.7	$34.9	(12%)	$133.7	$134.8	(1%)
Wireless	14.9	17.7	(16%)	56.1	56.5	(1%)
Hardware & Managed Services	4.4	4.4	0%	17.4	16.7	4%
Other	4.1	4.2	(2)%	15.8	14.3	10%
Broadband	(8.4)	(1.0)	n/m	(11.4)	(3.7)	n/m
Corporate and eliminations	4.0	1.8	122%	9.4	9.0	4%

Total selling, general & administrative	$49.7	$62.0	(20%)	$221.0	$227.6	(3%)

Depreciation and Amortization
Local	$27.1	$27.6	(2%)	$108.2	$117.2	(8%)
Wireless	13.1	16.4	(20%)	61.5	67.4	(9%)
Hardware & Managed Services	0.6	0.5	20%	2.3	1.1	109%
Other	0.5	0.5	0%	1.9	1.7	12%
Broadband	0.1	—	n/m	0.1	—	n/m
Corporate and eliminations	0.1	—	n/m	0.7	0.3	133%

Total depreciation and amortization	$41.5	$45.0	(8%)	$174.7	$187.7	(7%)

Restructuring
Local	$1.5	$10.2	(85%)	$1.5	$10.4	(86%)
Wireless	—	0.1	n/m	—	0.1	n/m
Hardware & Managed Services	0.1	0.6	(83%)	0.1	0.6	(83%)
Other	—	0.2	n/m	—	0.2	n/m
Broadband	(0.5)	(1.8)	(72%)	(0.5)	(1.8)	(72%)
Corporate and eliminations	—	2.1	n/m	—	2.1	n/m

Total restructuring	$1.1	$11.4	(90%)	$1.1	$11.6	(91%)

Asset Impairments, Gain on Broadband Sale, and Other Charges (Credits)
Local	$—	$—	n/m	$—	$—	n/m
Wireless	18.6	1.8	n/m	42.3	5.9	n/m
Hardware & Managed Services	0.1	—	n/m	—	(1.1)	n/m
Other	—	(0.1)	n/m	—	(0.1)	n/m
Broadband	—	(3.6)	n/m	(0.5)	(5.2)	(90%)
Corporate and eliminations	(0.1)	(0.1)	0%	(0.1)	—	n/m

Total asset impairments, gain on Broadband sale, and other charges (credits)	$18.6	$(2.0)	n/m	$41.7	$(0.5)	n/m

Operating Income
Local	$68.1	$63.3	8%	$276.1	$279.1	(1%)
Wireless	(25.9)	(9.2)	182%	(51.7)	(1.4)	n/m
Hardware & Managed Services	3.9	2.7	44%	13.4	12.7	6%
Other	6.6	6.1	8%	26.6	18.0	48%
Broadband	8.8	6.4	38%	12.3	10.7	15%
Corporate and eliminations	(5.9)	(5.9)	(0%)	(17.9)	(19.8)	(10%)

Total operating income	$55.6	$63.4	(12%)	$258.8	$299.3	(14%)

Cincinnati Bell Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in millions, except segment metric information)

	As of December 31,
	2005	2004
Assets

Cash and cash equivalents	$25.7	$24.9
Receivables, less allowances	160.9	139.0
Other current assets	106.9	89.3
Property, plant and equipment, net	800.4	857.7
Goodwill and other intangible assets, net	76.7	76.7
Noncurrent deferred income tax benefits, net	609.6	656.7
Other noncurrent assets	83.1	114.4

Total assets	$1,863.3	$1,958.7

Liabilities and Shareowners’ Deficit

Current portion of long-term debt	$11.3	$30.1
Other current liabilities	266.2	267.3
Long-term debt, less current portion	2,073.4	2,111.1
Other noncurrent liabilities	221.9	135.5
Minority interest	28.2	39.2
Shareowners’ deficit	(737.7)	(624.5)

Total liabilities and shareowners’ deficit	$1,863.3	$1,958.7

Other Data:
Net debt	$2,069.2	$2,112.4
Credit facility availability	$243.6	$377.8

Segment Metric Information (in thousands):

Local access lines	930.6	970.1
DSL subscribers	162.5	130.8
Custom Connections (Super Bundle) subscribers	150.3	123.4

GSM:
Postpaid wireless subscribers	251.2	119.3
Prepaid wireless subscribers	148.4	87.5
TDMA:
Postpaid wireless subscribers	63.9	187.0
Prepaid wireless subscribers	32.1	87.2

Total wireless subscribers	495.6	481.0

Consumer long distance lines	412.6	423.5
Business long distance lines	151.1	138.1

Total long distance lines	563.7	561.6

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)
(in thousands)

	2003				2004				2005
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Local Access Lines

In-Territory:
Primary Residential	624.6	620.3	617.7	613.9	611.8	606.3	601.5	592.7	584.2	573.0	563.9	555.7
Secondary Residential	64.3	62.2	60.0	58.1	56.0	54.0	52.2	50.5	48.9	47.1	45.4	43.9
Business/Other	313.2	310.2	308.0	304.6	301.5	299.6	298.4	296.6	296.1	294.3	292.9	293.3

Total In-Territory	1,002.1	992.7	985.7	976.6	969.3	959.9	952.1	939.8	929.2	914.4	902.2	892.9

Out-of-Territory:
Primary Residential	2.3	2.7	3.1	3.4	4.6	10.9	15.8	18.4	17.7	18.4	20.5	21.5
Secondary Residential	0.1	0.1	0.2	0.2	0.2	0.6	0.7	0.8	0.8	0.9	1.0	1.0
Business/Other	4.7	5.0	5.2	5.6	6.8	8.0	9.9	11.1	12.2	12.8	13.9	15.2

Total Out-of-Territory	7.1	7.8	8.5	9.2	11.6	19.5	26.4	30.3	30.7	32.1	35.4	37.7

Total Access Lines	1,009.2	1,000.5	994.2	985.8	980.9	979.4	978.5	970.1	959.9	946.5	937.6	930.6

Cincinnati Bell Inc.
Net Debt Calculation (Non-GAAP)
(Unaudited)
(dollars in millions)

	As of December 31,		Change
	2005	2004	$	%
Credit facilities, revolver	$—	$438.8	$(438.8)	n/m
Credit facility, tranche B term loan	399.0	—	399.0	n/m
Cincinnati Bell Telephone notes	230.0	250.0	(20.0)	(8%)
7 1/4% Senior unsecured notes due 2013	500.0	500.0	—	0%
16% Senior subordinated discount notes due 2009	—	375.2	(375.2)	n/m
7 1/4% Senior notes due 2023	50.0	50.0	—	0%
8 3/8% Senior subordinated notes due 2014	633.4	543.9	89.5	16%
7% Senior notes due 2015	246.4	—	246.4	n/m
Capital leases	22.2	15.6	6.6	42%
Other short-term debt	2.4	1.6	0.8	50%
Other long-term debt	0.3	—	0.3	n/m
Net unamortized premium (discounts)	1.0	(33.9)	34.9	(103%)

Total debt	2,084.7	2,141.2	(56.5)	(3%)

Add (Less): Interest rate swap liability (asset)	10.2	(3.9)	14.1	n/m
Less: Cash and cash equivalents	(25.7)	(24.9)	(0.8)	3%

Net debt (as defined by the company)	$2,069.2	$2,112.4	$(43.2)	(2%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
Cash provided by operating activities	$96.9	$84.4	$322.3	$300.7

Capital expenditures	(34.3)	(33.9)	(143.0)	(133.9)
Proceeds from sale of out-of-territory operating assets	—	1.4	—	3.3
Other	(0.9)	3.1	0.3	6.3

Cash used in investing activities	(35.2)	(29.4)	(142.7)	(124.3)

Issuance of long-term debt	—	—	752.1	—
Decrease in new credit facility, net	(38.0)	—	—	—
Repayment of previous credit facility and other debt	(20.8)	(50.9)	(903.3)	(171.8)
Debt issuance costs and consent fees	—	—	(21.9)	—
Issuance of common shares — exercise of stock options	0.1	0.5	2.5	2.4
Preferred stock dividends paid	(2.6)	(2.6)	(10.4)	(10.4)
Other	1.6	—	2.2	2.3

Cash used in financing activities	(59.7)	(53.0)	(178.8)	(177.5)

Net increase (decrease) in cash and cash equivalents	2.0	2.0	0.8	(1.1)
Cash and cash equivalents at beginning of period	23.7	22.9	24.9	26.0

Cash and cash equivalents at end of period	$25.7	$24.9	$25.7	$24.9

Reconciliation of GAAP Cash Flow to Free Cash Flow as defined by the company
Net increase (decrease) in cash and cash equivalents	$2.0	$2.0	$0.8	$(1.1)
Less adjustments:
Issuance of long-term debt (financing activities)	—	—	(752.1)	—
Repayment of debt (financing activities), net	58.8	50.9	903.3	171.8
Proceeds from sale of assets (investing activities)	—	(1.4)	—	(3.3)

Free cash flow (as defined by the company)	$60.8	$51.5	$152.0	$167.4

Income Tax Refunds / (Payments)	$(1.0)	$(0.4)	$(2.1)	$(2.3)

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(dollars in millions)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
Operating Income (GAAP)	$55.6	$63.4	$258.8	$299.3

Add:
Depreciation and amortization	41.5	45.0	174.7	187.7
Restructuring	1.1	11.4	1.1	11.6
Asset impairments and other charges	18.6	1.7	41.7	3.2
Gain on sale of broadband assets	—	(3.7)	—	(3.7)

	61.2	54.4	217.5	198.8

Adjusted EBITDA (Non-GAAP)	$116.8	$117.8	$476.3	$498.1

Cincinnati Bell Inc.
Normalized Statement of Operations (Non-GAAP) — Reconciliation to Reported Results
(Unaudited)
(dollars in millions, except per share amounts)

		Special Items
	Three				Three
	Months Ended			Asset	Months Ended
	December 31,	Income		Impairments	December 31, 2005
	2005 (GAAP)	Tax Expense	Restructuring	& Other Charges	Before Special Items (Non-GAAP)
		A	B	C
Revenue	$305.3	$—	$—	$—	$305.3

Costs and expenses
Cost of services and products	138.8	—	—	—	138.8
Selling, general and administrative	49.7	—	—	—	49.7
Depreciation and amortization	41.5	—	—	—	41.5
Restructuring charges	1.1	—	(1.1)	—	—
Asset impairments and other charges	18.6	—	—	(18.6)	—

Operating income	55.6	—	1.1	18.6	75.3

Minority interest income	(5.2)	—	—	3.7	(1.5)
Interest expense	37.3	—	—	—	37.3
Other income, net	(2.7)	—	—	—	(2.7)

Income before income taxes	26.2	—	1.1	14.9	42.2
Income tax expense	13.6	2.5	0.4	6.0	22.5

Net income	12.6	(2.5)	0.7	8.9	19.7

Preferred stock dividends	2.6	—	—	—	2.6

Net income applicable to common shareowners	$10.0	(2.5)	0.7	8.9	$17.1

Weighted average diluted common shares	250.8	250.8	250.8	250.8	250.8

Diluted earnings per common share	$0.04	$(0.01)	$0.00	$0.04	$0.07

     Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Benefit associated with adjustment to state deferred tax assets based on interpretive guidance issued by state tax authorities clarifying tax law changes enacted in 1Q 2005;

B	Restructuring associated with directory assistance outsourcing; and

C	Asset impairments and other charges, substantially all of which related to a write-down of the company’s TDMA network assets.

Cincinnati Bell Inc.
Normalized Statement of Operations (Non-GAAP) — Reconciliation to Reported Results
(Unaudited)
(dollars in millions, except per share amounts)

		Special Items
	Twelve									Twelve
	Months Ended							Asset		Months Ended
	December 31,	Income Tax		Debt				Impairments		December 31, 2005
	2005 (GAAP)	Expense		Extinguishment		Restructuring		& Other Charges		Before Special Items (Non-GAAP)
		A		B		C		D
Revenue	$1,209.6	$—		$—		$—		$—		$1,209.6

Costs and expenses
Cost of services and products	512.3	—		—		—		—		512.3
Selling, general and administrative	221.0	—		—		—		—		221.0
Depreciation and amortization	174.7	—		—		—		—		174.7
Restructuring charges	1.1	—		—		(1.1)		—		—
Asset impairments and other charges	41.7	—		—		—		(41.7)		—

Operating income	258.8	—		—		1.1		41.7		301.6

Minority interest income	(11.0)	—		—		—		8.3		(2.7)
Interest expense	184.4	—		—		—		—		184.4
Loss on extinguishment of debt	99.8	—		(99.8)		—		—		—
Other income, net	(4.2)	—		—		—		—		(4.2)

Income before income taxes	(10.2)	—		99.8		1.1		33.4		124.1
Income tax expense	54.3	(44.5)		39.9		0.4		13.4		63.5

Net income (loss)	(64.5)	44.5		59.9		0.7		20.0		60.6

Preferred stock dividends (loss)	10.4	—		—		—		—		10.4

Net income (loss) applicable to common shareowners	$(74.9)	44.5		59.9		0.7		20.0		$50.2

Weighted average diluted common shares	245.9	251.1	*	251.1	*	251.1	*	251.1	*	251.1 *

Diluted earnings (loss) per common share	$(0.30)	$0.18		$0.24		$0.00		$0.08		$0.20

*	Shares have been adjusted for dilutive common stock equivalents that result after excluding the special items from earnings.

Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Write-down of certain state deferred tax assets due to change in state tax rates and state tax laws;

B	Loss on extinguishment of the company’s prior credit facility and 16% Notes;

C	Restructuring associated with directory assistance outsourcing; and

D	Asset impairments and other charges, substantially all of which related to the write-down of the company’s TDMA network assets.